UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2015

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

Quarterly Executive Incentive Payments

On September 30, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cypress Semiconductor Corporation (the “Company”) approved incentive payments to our executive officers under the Company’s Key Employee Bonus Plan (the “KEBP”) and the Performance Bonus Plan (the “PBP”) for the second quarter of fiscal 2015 and in one case for the first quarter of fiscal 2015.  The payments were determined based upon the financial performance of the Company and each executive’s performance.  The following table sets forth the cash payments to our executive officers (as such officers were determined by the Company’s Board of Directors at its May 2015 meeting) under the KEBP and the PBP for the second quarter of fiscal 2015:

Named Executive Officers	KEBP	PBP
T.J. Rodgers, President and Chief Executive Officer	$0	$27,161.21
Thad Trent, Executive Vice President, Finance & Administration and Chief Financial Officer	$6,849.57	$0
Dana C. Nazarian, Executive Vice President, Memory Products Division	$5,599.76	$0
Hassane El-Khoury, Executive Vice President, Programmable Systems Division and Software	$6,056.23	$0

In addition to the above payments, the Compensation Committee authorized incentive payments totaling approximately $34,197 under the KEBP for the second quarter of fiscal 2015 to other senior officers who were not designated as executive officers by the Company’s Board of Directors.

The Compensation Committee also authorized an incentive payment totaling $1,899.17 under the KEBP for the first quarter of fiscal 2015 to Mr. Nazarian.

[signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2015	CYPRESS SEMICONDUCTOR CORPORATION

	By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance & Administration and Chief Financial Officer